UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2016

CyberOptics Corporation

(Exact name of registrant as specified in its charter)

Minnesota	(0-16577)	41-1472057
(State or other jurisdiction of incorporation or organization)	Commission File No.	(I.R.S. Employer Identification No.)

5900 Golden Hills Drive Minneapolis, Minnesota		55416
(Address of principal executive offices)		(Zip Code)

(763) 542-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 20, 2016, the shareholders of CyberOptics Corporation (“CyperOptics”) approved amendments (the “Amendments”) to the CyberOptics Corporation 1998 Stock Incentive Plan, as amended (the “Employee Plan”). Any employee, officer, consultant or independent contractor of CyperOptics and its affiliates is eligible to receive an award under the Employee Plan. The Employee Plan permits the granting of a variety of different types of awards, including stock options, stock appreciation rights, restricted stock and restricted stock units, and dividend equivalents.

The Amendments made the following changes to the Employee Plan:

•	Increase the number of shares of Common Stock authorized for issuance pursuant to awards granted under the Employee Plan by 350,000 shares (i.e., increase the authorized shares from 1,475,000 to 1,825,000);

•	Extend the term of the Employee Plan from May 21, 2017 to May 20, 2027;

•	Prohibit the repricing of stock options and stock appreciation rights granted under the Employee Plan;

•	Eliminate the authority to grant “reload options” pursuant to the Employee Plan; and

•	Provide the Employee Plan will be administered and interpreted in a manner consistent with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.

A copy of the Employee Plan, as amended to date, is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the above summary of the Employee Plan is qualified by reference to the copy of the plan filed as an exhibit to this report.

Item 5.07.	Submission of Matters to a Vote of Security Holders

CyberOptics held its annual meeting of shareholders on May 20, 2016. At the meeting, each of Alex B. Cimochowski, Craig D. Gates, Subodh K. Kulkarni, Irene M. Qualters, and Michael M. Selzer, Jr. were reelected as directors to serve until the annual shareholder meeting in 2017 or until their successors are elected and qualify. The shareholders approved amendments to the CyberOptics Corporation 1998 Stock Incentive Plan, as amended, and also the CyberOptics Corporation Non-Employee Director Stock Plan. The shareholders approved, on a nonbinding advisory basis, compensation for our executive officers. The shareholders also ratified the appointment of Grant Thornton LLP as CyberOptics’ independent registered public accounting firm for the year ending December 31, 2016.

As of the April 8, 2016 record date for the meeting, there were 6,778,265 shares of common stock issued and outstanding and 4,820,581 shares were represented at the annual meeting. The voting results were as follows:

1.	Election of Directors:

	For	Withheld	Broker Non-Votes
Alex B. Cimochowski	3,186,161	12,528	1,621,892
Craig D. Gates	3,186,971	11,718	1,621,892
Subodh K. Kulkarni	3,186,669	12,020	1,621,892
Irene M. Qualters	3,186,161	12,528	1,621,892
Michael M. Selzer, Jr.	2,719,269	479,420	1,621,892

2.	To approve amendments to the CyberOptics Corporation 1998 Stock Incentive Plan, as amended.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
2,635,607	552,253	10,829	1,621,892

3.	To approve the CyberOptics Corporation Non-Employee Director Stock Plan

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
2,999,308	185,728	13,653	1,621,892

4.	To approve compensation to our executive officers (nonbinding).

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
3,036,940	143,777	17,972	1,621,892

5.	To ratify the appointment of Grant Thornton LLP as independent registered public auditors.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
4,742,926	75,843	1,812	0

Consistent with the prior vote on the desired frequency of the non-binding shareholder vote on the compensation of executives, the Board of Directors of CyberOptics has determined to include the vote on executive compensation annually in its proxy materials until the next required vote on the frequency of such vote.

Item 9.01.      Financial Statements and Exhibits

Exhibit 10.1            CyberOptics Corporation 1998 Stock Incentive Plan, as amended

Exhibit 10.2            CyberOptics Corporation Non-Employee Director Stock Plan

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBEROPTICS CORPORATION.

By	/s/ JEFFREY A. BERTELSEN
Jeffrey A. Bertelsen, Chief Financial Officer

Dated: May 23, 2016